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                   [NEW ENGLAND FINANCIAL LOGO APPEARS HERE]

                             NEW ENGLAND FINANCIAL
                             ---------------------
                                   ANNUITIES

September 10, 1999

To Owners of Zenith Accumulator Variable Annuity Contracts:

A Special Meeting of Shareholders of New England Zenith Fund (the "Trust") will be held on October 15, 1999. At the Shareholders Meeting, Metropolitan Life Insurance Company ("MetLife") will vote all shares of the Trust held in The New England Variable Account which are attributable to Zenith Accumulator Variable Annuity Contracts in accordance with instructions received from Contractholders. You are now being asked how shares of the Trust deemed attributable to your Contract should be voted at the Shareholders Meeting. Under some plans, however, plan participants (i.e. annuitants) may have the right to instruct Contractholders as to how all or a portion of the votes attributable to a Contract are to be cast, and Contractholders are required to cast such votes as instructed.

IN ORDER FOR THE VOTES UNDER YOUR CONTRACTS TO BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY YOU AND YOUR ANNUITANTS, YOU MUST RETURN A COMPLETED, EXECUTED INSTRUCTION FORM. If you fail to return an executed Instruction Form, shares of the Trust deemed attributable to your Contracts will be voted by MetLife in proportion to the voting instructions received from all other Zenith Accumulator Contractholders.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Shareholders Meeting, as well as voting instruction forms with the names of the annuitants who may be entitled to instruct the Contractholder.

Please forward promptly (1) one Notice of Meeting and Proxy Statement and (2) one Instruction Form to each person entitled to give voting instructions. One Instruction Form is enclosed for each Contract under which votes are subject to instruction.

The Instruction Form is to be used by each annuitant to convey instructions to you as Contractholder. INSTRUCTION FORMS COMPLETED BY YOUR ANNUITANTS SHOULD NOT BE RETURNED. AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM AN ANNUITANT, YOU SHOULD TRANSFER THESE INSTRUCTIONS TO THE ANNUITANT LISTING PROVIDED. RETURN ONLY THE SINGLE INSTRUCTION FORM IN YOUR NAME, SIGNED BY YOU, ALONG WITH THE APPROPRIATELY CHECKED ANNUITANT LIST.

If no annuitants transmit voting instructions, or if the annuitants do not have the right to instruct, cast all votes at your sole discretion by completing and signing the Instruction Form.

In order to cast votes under the Contracts, you must return an INSTRUCTION FORM signed by you, the Contract Owner.

If you have any questions concerning these procedures, please call collect, Lora Pappas, Assistant Vice President, New England Life Insurance Company at
(617) 578-2659.

                              [LOGO APPEARS HERE]
                               [NEF "wave" logo]
                              501 BOYLSTON STREET
                               [NEF "wave" logo]
                             BOSTON, MASSACHUSETTS
                               [NEF "wave" logo]
                                 T 617-578-2000

                 New England Life Insurance Company, Boston, MA

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